SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
CCH II, LLC
CCH II Capital Corp.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrants as specified in their charters)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-77499	43-1843179
333-77499-01	43-1843177
333-111423	03-0511293
333-111423-01	13-4257703
333-112593	86-1067239
333-112593-01	20-0259004
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Charter Communications, Inc. (the “Company”), the indirect parent company of Charter Communications Holdings, LLC, Charter Communications Holdings Capital Corporation, CCH II, LLC, CCH II Capital Corp., CCO Holdings, LLC and CCO Holdings Capital Corp., announced that two of its subsidiaries, CCH I Holdings, LLC and Charter Communications Holdings, LLC, did not make scheduled payments of interest due on January 15, 2009, on certain of their outstanding senior notes set forth in the table below.  The interest payments total $73.7 million in the aggregate (as set forth in the table below).

	Interest Due ($ in millions)	Principal Amount Outstanding (as of 9/30/08, $ in millions)
CCH I Holdings, LLC:
11.125% senior notes due January 15, 2014	8.4	151
13.500% senior discount notes due January 15, 2014	39.2	581
12.125% senior discount notes due January 15, 2015	13.1	217

Charter Holdings:
10.250% senior notes due January 15, 2010	0.9	18
11.75% senior discount notes due January 15, 2010	0.9	16
11.125% senior discount notes due January 15, 2011	2.6	47
13.500% senior discount notes due January 15, 2011	4.0	60
12.125% senior discount notes due January 15, 2012	4.6	75

	73.7	1,165

If such interest payments are not made within the 30-day grace period provided by each of the governing Indentures, an event of default would occur under the indentures governing the notes, permitting holders of at least 25% in principal amount of any outstanding series of notes on which the interest payment was not made  to declare the full amount of the applicable notes immediately due and payable.

An event of default on the notes, without such an acceleration of amounts due under the notes, would not trigger cross-defaults on any of the other debt of the subsidiaries of the Company.  If payment is not made with respect to any series of notes within the 30-day grace period, and the notes are accelerated, all amounts due with respect to such affected notes become immediately due and payable.  If notes issued by the Company or any of its subsidiaries accelerate, and such notes, together with the amount of any other notes of the Company or any of its subsidiaries that accelerate, represent $100 million or more in principal amount, events of default would occur under other debt instruments of the Company or certain of its subsidiaries which could lead to the acceleration of indebtedness under such documents.

On December 12, 2008, the Company announced that it was initiating discussions with its bondholders regarding financial alternatives to improve the Company’s balance sheet.  As of January 13, 2009, the Company had cash on hand and cash equivalents in excess of $900 million, which is available to pay operating costs and expenses.

A copy of the press release announcing an update on interest payments is attached as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1
Press release announcing update on interest payments (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on January 15, 2009 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Charter Communications Holdings, LLC, Charter Communications Holdings Capital Corporation, CCH II, LLC, CCH II Capital Corp., CCO Holdings, LLC, and CCO Holdings Capital Corp. have duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charter Communications Holdings, LLC Registrant By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: January 15, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

Charter Communications Holdings Capital Corporation Registrant

Dated: January 15, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

CCH II, LLC Registrant By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: January 15, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

CCH II Capital Corp. Registrant

Dated: January 15, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

CCO Holdings, LLC Registrant By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: January 15, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

CCO Holdings Capital Corp. Registrant

Dated: January 15, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description

99.1
Press release announcing update on interest payments (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on January 15, 2009 (File No. 000-27927)).